Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 14, 2026, relating to the consolidated financial statements of SunPower, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

BDO USA, P.C.

Atlanta, GA

October 30, 2026